FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported):	August 24, 2007

ISCO INTERNATIONAL, INC. (Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-22302 (Commission File Number)	36-3688459 (I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS (Address of Principal Executive Offices)	60007 (Zip Code)

847-391-9400 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note

This Report on Form 8-K/A amends and supplements the Report on Form 8-K filed by ISCO International, Inc. (the “Company”) on August 30, 2007 (the “Report on Form 8-K”) in connection with the election of Mr. John R. Owings to the Company’s Board of Directors (the “Board”). The Report on Form 8-K is being amended and supplemented solely to provide confirmation of election of Mr. Owings to committees of the Board as required by Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 is hereby amended and supplemented as follows:

(d) On October 1, 2007, upon the recommendation of the Corporate Governance Committee of the Board and the approval of the full Board, Mr. Owings was appointed to the Board’s Audit and Compensation Committees effective October 1, 2007, until his successor has been elected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.
Date: October 3, 2007	By: /s/ Frank Cesario Frank Cesario Chief Financial Officer